                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as Permitted by
[_]  Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                   OPTi, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                   OPTi Inc.
                                660 Alder Drive
                          Milpitas, California 95035

                                                                October   , 2001

Dear Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders of OPTi Inc. ("OPTi") which will be held on November 12, 2001, at 9:00 am., Pacific Time, at our corporate headquarters at 660 Alder Drive, Milpitas, California 95035.

   At the Annual Meeting, you will be asked to vote on the following proposals:

      1. Approve and adopt the Plan of Complete Liquidation and Dissolution of OPTi. On September 7, 2001, OPTi's Board of Directors determined that the voluntary liquidation and dissolution of OPTi would be in the best interest of its shareholders and approved a Plan of Complete Liquidation and Dissolution (the "Liquidation Plan"). You will be asked at the meeting to approve the voluntary liquidation and dissolution of OPTi, to adopt the Liquidation Plan and approve the appointment of Stephen Dukker, Kapil Nanda and William Welling as trustees of a trust that will be established for the benefit of the shareholders primarily to conduct the orderly liquidation of OPTi's patents and other intellectual property.

      2. Elect Four members to the Board of Directors. These directors will serve until the earlier of (i) the dissolution of OPTi; (ii) OPTi's next annual meeting; or (iii) the appointment of their successors.

      3. Appointment of Ernst & Young LLP as independent auditors of OPTi for the fiscal year ending December 31, 2001.

      4. Any other business as may properly come before the meeting or any postponement or adjournment thereof.

   The foregoing items of business are more fully described in the enclosed Proxy Statement. The formal Notice of Meeting, the proxy card and a copy of the Annual Report to Shareholders describing OPTi's operations for the year ended December 31, 2000 are also enclosed. Whether or not you plan to attend the meeting, it is important that you sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

                                          Very truly yours,

                                          OPTi Inc.

                                           /s/ Michael Mazzoni
                                          --------------------------------------
                                          Michael Mazzoni
                                          Secretary

                                   OPTi Inc.

                               -----------------

                   Notice of Annual Meeting of Shareholders
                        To Be Held On November 12, 2001

                               -----------------

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of OPTi Inc., a California corporation ("OPTi" or the "Company"), will be held on November 12, 2001 at 9:00 a.m.,Pacific Time, at our corporate headquarters at 660 Alder Drive, Milpitas, California 95035 for the following purposes:

      1. To approve and adopt the Plan of Complete Liquidation and Dissolution attached as Exhibit A to the Proxy Statement, including the establishment of the OPTi Inc. Liquidating Trust and the appointment of Stephen Dukker, Kapil Nanda and William Welling as its trustees (Proposal No. 1);

      2. To elect four directors who will serve until the earlier of (i) the dissolution of OPTi; (ii) OPTi's next annual meeting; or (iii) the appointment of their successors (Proposal No. 2);

      3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001 (Proposal No.
   3); and

      4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only shareholders of record at the close of business on October 8, 2001 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

                                          Sincerely,

                                          Michael Mazzoni
                                          Secretary

Milpitas, California
October   , 2001



--------------------------------------------------------------------------------

  IMPORTANT: All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy card.

--------------------------------------------------------------------------------

                   QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

   The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposals. You should still carefully read this proxy statement in its entirety, including the attached exhibits.

Q: WHAT WILL BE VOTED ON AT THE ANNUAL MEETING?

A: At the meeting you will be voting on three proposals:

   Proposal 1:  Approval of a Plan of Complete Liquidation and Dissolution
                attached as Exhibit A (the "Liquidation Plan" or the "Plan").

   Proposal 2:  To elect the four directors standing for re-election to our
                Board of Directors.

   Proposal 3:  To ratify the appointment of Ernst & Young LLP as OPTi's independent accountants for the year ending December 31, 2001.

Q: WHAT DOES THE LIQUIDATION PLAN ENTAIL?

A: The Liquidation Plan provides for the voluntary liquidation, winding up and dissolution of OPTi. If the Liquidation Plan is approved, we will liquidate our remaining assets, satisfy or make reasonable provisions for our remaining obligations and make distributions to our shareholders of available liquidation proceeds. By the terms of the Liquidation Plan, shareholder approval of the Plan will also constitute shareholder approval of the establishment of a liquidating trust (the "Liquidating Trust" or the "Trust") pursuant to a Liquidating Trust Agreement by and among OPTi Inc., Stephen Dukker, Kapil Nanda and William Welling as trustees of the Liquidating Trust (the "Trustees") and approval of the appointment of the three named Trustees.

Q: WHAT WILL HAPPEN IF THE LIQUIDATION PLAN IS NOT APPROVED?

A: If the Liquidation Plan is not approved, we will continue operating OPTi as an ongoing concern and there would be no distribution of cash or other property to shareholders arising from the liquidation of our assets.

Q: WHEN DO YOU EXPECT THE LIQUIDATION TO BE COMPLETED?

A: We currently estimate that the assets of OPTi that can be readily sold or distributed in kind will be liquidated by March 30, 2002. In addition, we plan to transfer OPTi's intellectual property relating to our patents to the Liquidating Trust together with approximately $2.5 million in cash to enable us to pursue potential legal claims related to our patents. We believe that pursuing such potential claims prior to the liquidation of our patents will increase the likelihood that we can ascertain and maximize the value of our patents for the benefit of our shareholders. We may also transfer other assets that cannot be readily liquidated, if any, to the Liquidating Trust for an orderly disposition. Following such transfer, the Liquidating Trust would proceed to liquidate the intellectual property related to our patents along with any other assets transferred to the Trust over a period of three years. The term of the Liquidating Trust may be subject to extension for an additional two years if a ruling that we have requested from the Internal Revenue Service relating to the value of our intellectual property allows us to do so and circumstances warrant.

Q: WHEN WILL THE SHAREHOLDERS RECEIVE ANY PAYMENT FROM THE LIQUIDATION OF OPTi?

A: If the Liquidation Plan is approved, we anticipate that an initial distribution of available assets will be made to the shareholders in or around December 2001. Thereafter, as we liquidate our remaining assets and properties we will distribute available liquidation proceeds to shareholders as our Board of Directors deems appropriate. We anticipate that the remaining liquidation proceeds for OPTi assets that can be readily liquidated will be distributed over a period of three to six months. In addition, the Liquidating Trust will continue to liquidate and distribute proceeds related to our intellectual property and other assets that may be transferred into the Trust to shareholders as the Trustees deem appropriate. In such event, we expect that the majority of the trust assets will be distributed over a period of three years.

Q: WHAT AMOUNT WILL SHAREHOLDERS RECEIVE FROM THE LIQUIDATION OF OPTi?

A: Due to the uncertainties as to the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to our shareholders should the Liquidation Plan be approved. However, based upon information presently available to us and assuming no unanticipated claims or other material adverse events, we believe our shareholders are likely to receive approximately $2.00 to $2.35 per share from the initial distribution of net available assets to occur in or around December 2001. In addition, OPTi holds 1,1914,155 shares of common stock of Tripath Technology, Inc., a publicly traded company quoted on the Nasdaq National Market. The Tripath shares will either be sold by OPTi or distributed to our shareholders in kind, as our Board deems appropriate. As
   of October   , 2001, the closing sale price of Tripath common stock was $
   per share. If our Board elects to distribute the shares of Tripath in kind to OPTi shareholders, each OPTi shareholder as of the record date for such
   distribution would receive one share of Tripath stock for each    share of
   OPTi common stock held on that record date.

Q: WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION AND
   DISSOLUTION TO ME?

A: If the Liquidation Plan is approved, our shareholders will realize, for federal income tax purposes, gain or loss equal to the difference between the cash plus the value of any property distributed to our shareholders from the liquidating distributions and their adjusted tax basis in their shares of common stock. OPTi has requested a ruling from the Internal Revenue Service relating to the value of our intellectual property that, if granted, would affect the determination and time to report your gain or loss on your OPTi common stock. Tax consequences may differ for each shareholder, depending on his or her circumstances. We encourage each shareholder to consult with his or her own tax advisors.

Q: DO I HAVE APPRAISAL RIGHTS?

A: No. Under California law, appraisal rights are not available in connection with the liquidation and dissolution.

Q: SHOULD I STILL VOTE TO ELECT OUR BOARD OF DIRECTORS AND RATIFY THE SELECTION
   OF ACCOUNTANTS IF I APPROVE THE LIQUIDATION PLAN?

A: Yes. Even if a shareholder votes to approve the Liquidation Plan, each shareholder should vote on the proposal to elect our Board of Directors and the proposal to ratify the appointment of Ernst & Young LLP as OPTi's independent accountants for the year ending December 31, 2001. If the Liquidation Plan is adopted, our Board of Directors will oversee the orderly liquidation and dissolution of OPTi. In addition, if our shareholders do not approve the Liquidation Plan, we will continue to operate as an ongoing concern and the Board members elected at this Annual Meeting will direct OPTi's continuing operations until their successors are elected or appointed. With respect to the proposal appointing Ernst & Young as our independent accountants, OPTi will still require the services of independent accountants to conduct yearly audits and other such matters for so long as OPTi is obligated to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended.

Q: WHAT DO OPTi SHAREHOLDERS NEED TO DO NOW?

A: After carefully reading and considering the information contained in this Proxy Statement, including the Liquidation Plan attached as Exhibit A, each OPTi shareholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable OPTi to conduct business at the meeting.

Q: CAN OPTi SHAREHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR SIGNED
   PROXIES?

A: Any proxy given for the Annual Meeting may be revoked by the shareholder giving it at any time before the Annual Meeting by delivering to the Secretary of the Company, Michael Mazzoni, at our principal executive offices, 660 Alder Drive, Milpitas, California 95035, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Q: IF OPTi SHARES ARE HELD IN "STREET NAME" BY A SHAREHOLDER'S BROKER, WILL THE
   BROKER VOTE THESE SHARES ON BEHALF OF THE SHAREHOLDER WITH RESPECT TO THE APPROVAL OF THE LIQUIDATION PLAN AND THE ASSET PURCHASE AGREEMENT?

A: A broker will vote OPTi shares with respect to the approval of the Liquidation Plan only if the holder of these shares provides the broker with instructions on how to vote. Shareholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

Q: CAN I SELL MY SHARES OF OPTi COMMON STOCK ONCE THE LIQUIDATION PLAN IS
   APPROVED?

A: We expect that our common stock will continue to trade on the Nasdaq
   National Market as long as we continue to meet Nasdaq's listing maintenance standards. If our common stock is delisted from Nasdaq, trading, if any, would thereafter be conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, if our common stock is delisted, shareholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our common stock. In addition, we intend to close our stock transfer books and restrict transfers of our common stock after filing the Certificate of Dissolution with the State of California.

   Shareholders who are considering the sale of their stock should be aware that only persons who hold OPTi shares at the time of each liquidating distribution will receive the initial, final and other liquidating distributions, if any, including the distribution of pro rata beneficial interests in the Liquidating Trust. If the shareholders approve the Liquidation Plan, the dates of each liquidating distribution will be announced by OPTi as they are determined by OPTi's Board of Directors.

Q: WHO CAN HELP ANSWER QUESTIONS?

A: If you have any additional questions about any of the proposals or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact: Michael Mazzoni, our Chief Financial Officer, at 660 Alder Drive, Milpitas, California 95035. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

                                   OPTi INC.

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of OPTi Inc. ("OPTi" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 12, 2001 at 9:00 a.m., Pacific Time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our corporate headquarters at 660 Alder Drive, Milpitas, California 95035. The telephone number at that location is (408) 382-2600.

   These proxy solicitation materials were mailed on or about October , 2001 to all shareholders entitled to vote at the meeting.

Purposes of the Annual Meeting

   The purposes of the Annual Meeting are to (i) approve and adopt the Plan of Complete Liquidation and Dissolution of OPTi Inc. (the "Liquidation Plan" or the "Plan"), (ii) elect four directors to serve until the earlier of (x) the dissolution of OPTi; (y) OPTi's next annual meeting; or (z) the appointing of their successors, (iii) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2001 and (iv) transact such other business as may properly come before the Annual Meeting and at any and all postponements or adjournments thereof.

Annual Meeting Record Date and Share Ownership

   Only shareholders of record at the close of business on October 8, 2001 (the "Annual Meeting Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Annual Meeting Record Date, shares of the Company's common stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders. See "OTHER INFORMATION--Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's common stock on the Nasdaq National Market
on the Annual Meeting Record Date was $    per share.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Michael Mazzoni, Secretary of the Company at its principal executive offices, 660 Alder Drive, Milpitas, California 95035, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Voting and Solicitation

   Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder deems fit, provided that votes cannot be cast for more than four (4) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one (1) vote.

   Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the approval and adoption of the Liquidation Plan; (ii) FOR the election of each of the Company's nominees as a director; and (iii) FOR ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2001. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote the shares they represent as the Board of Directors may recommend.

   The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Annual Meeting Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, with respect to Proposals No. 2 and 3, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

   With respect to Proposal No. 1 only, an affirmative vote by a majority of the shares outstanding on the Annual Meeting Record Date is required in order to approve the proposal. Accordingly, abstentions and broker non-votes will have the effect of votes against Proposal No. 1.

Deadline for Receipt of Shareholder Proposals

   If the Company is not dissolved in accordance with Proposal No. 1, proposals of shareholders of the Company which are intended to be presented by such shareholders at the 2002 Annual Meeting of Shareholders must be received by the Company no later than June 14, 2002 in order to have them included in the proxy statement and form of proxy relating to that meeting. In addition, proposals of the Company's shareholders that such shareholders intend to present at the Company's 2002 Annual Meeting, but not include in the Company's Proxy Statement and form of Proxy relating to the 2002 Annual Meeting, must be received by the Company at the Company's offices no later than June 30, 2002 and no earlier than June 15, 2002.

Fiscal Year End

   The Company's fiscal year ends on December 31. Fiscal 2000 ended on December 31, 2000 and is referred to herein as the "Last Fiscal Year."

                               PROPOSAL NUMBER 1

                         APPROVAL AND ADOPTION OF THE
           PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF OPTi INC.

General

   Our Board of Directors is proposing that the voluntary Plan of Complete Liquidation and Dissolution (the "Liquidation Plan" or the "Plan") be approved and adopted by our shareholders at the Annual Meeting. The Plan was authorized by our Board of Directors, subject to shareholder approval, on September 7, 2001. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below. Shareholders should read the Plan in its entirety.

   Our Board of Directors has authorized, subject to shareholder approval, the orderly liquidation of OPTi's assets and the dissolution of the Company pursuant to the Plan. The Plan provides that, if the requisite shareholder approval is received (such time of approval deemed the "Adoption Date"), our officers and directors will initiate the complete liquidation and subsequent dissolution of OPTi and will file a Certificate of Election to Wind Up and Dissolve (the "Certificate of Election") with the State of California. After the Adoption Date, we will not engage in any business activities except for the purpose of preserving the value of our assets, prosecuting and defending lawsuits by or against us or our subsidiaries, adjusting and winding up our business affairs, selling and liquidating all of our assets, paying our creditors and making distributions to shareholders in accordance with the Plan. Following the Adoption Date, in addition to filing the Certificate of Election, we expect to establish the OPTi Inc. Liquidating Trust (the "Liquidating Trust" or "Trust") and transfer to the Trust all of our patents, other intellectual property, approximately $2.5 million in cash and other assets that cannot be readily liquidated or distributed in kind prior to the dissolution of the Company (collectively, the "Trust Assets") pursuant to the Plan and to the Liquidating Trust Agreement between OPTi and the trustees of the Trust (the "Trustees"). Our Board of Directors has appointed Stephen Dukker, Kapil Nanda and William Welling to serve as Trustees of the Liquidating Trust. Your approval of the Plan will also constitute your approval of the appointment of such persons as the Trustees.

   During the liquidation of our assets, we may pay to our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan and/or retention and severance benefits. Your approval of the Plan will constitute your approval of the payment of any such compensation.

   The following resolution will be offered at the Annual Meeting:

"RESOLVED, THAT THE VOLUNTARY PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF
   OPTi INC. RECOMMENDED BY THE BOARD OF DIRECTORS BE APPROVED AND ADOPTED."

                BACKGROUND AND REASONS FOR THE LIQUIDATION PLAN

   Since our incorporation in California in 1989, OPTi has conducted business as an independent supplier of semiconductor products that provide core logic functions or universal serial bus controller functions for a personal computer or embedded product within a semiconductor device. Through 1995, our principal business was our core logic products for desktop personal computers and we have employed as many as 235 employees over the years. However, in time, OPTi faced increasingly tight competition and we decided to shift our design, development, marketing and sales efforts away from our core logic products and towards peripheral products such as our universal serial bus devices. During February 1999, OPTi completely ceased further development of core logic products, even though we continued to ship such products to our customers.

   Over the past several years, we have been facing tightening conditions and increased competition in each of our markets despite our patented technology. In light of these increasingly difficult competitive conditions, our Board has in the past determined that the return of unallocated capital to our shareholders can be a more effective means of maximizing shareholder value than committing such capital to the pursuit of uncertain new technology initiatives. Consistent with our philosophy, in 1998 we repurchased approximately $23.9 million worth of our common stock and in 1999 we declared a cash dividend of $4.00 per share of our common stock which resulted in the return of approximately $44.4 million to our shareholders. In addition, we redirected our primary business strategies towards the license of our core logic technology and began to look for opportunities to develop or acquire technology for other emerging markets in the electronics area.

   Over the last eighteen months, OPTi's Board and management have investigated various strategic opportunities and engaged in discussions regarding merger and asset sale transactions with potential business partners and investment banks. We have also taken steps to minimize our overhead expenses as revenues from our existing products has continued to decline. With the exception of a final close-out order at the request of our customers, we suspended all ongoing orders of inventory from our manufacturers approximately four months ago and we have significantly reduced our work force to seven employees. After reviewing OPTi's business prospects and potential opportunities, our Board has determined that the voluntary liquidation and dissolution of the Company is in the best interest of our shareholders and will serve to maximize shareholder value in the Company.

   Most of our assets are readily transferable. As of June 30, 2001, the end of our most recent fiscal quarter, our assets included $31 million in cash and 1,914,155 shares of Tripath Technology, Inc., a publicly traded company quoted on the Nasdaq National Market ("Tripath").

   In addition, we are currently investigating potential claims against certain third parties for infringement of certain of our patents (the "OPTi Patents") (such claims collectively referred to as the "Infringement Claims"). Consequently, we do not believe that the value of the OPTi Patents can be reasonably ascertained prior to our final dissolution. We have, however, received an estimate that OPTi's recovery for the Infringement Claims could range from $0 to $100 million dollars in damages.

   Accordingly, the Board of Directors believes that, in conjunction with OPTi's liquidation, it is in the best interest of OPTi and our shareholders to continue to pursue our causes of action which are the basis for the Infringement Claims. Because of the uncertainty as to the total sums that OPTi may recover from the Infringement Claims the Board of Directors has decided to establish a Liquidating Trust to hold the OPTi patents and other intellectual property, as well as other assets, if any, that also prove difficult to liquidate in an orderly fashion prior to our dissolution.

Potential Adverse Impact

   The Board of Directors also considered a number of factors regarding the potential adverse impact of the proposed liquidation and dissolution on our shareholders, including the following:

    1. We cannot assure you that we would be successful in disposing of our assets for values equal to or exceeding those currently estimated or that these dispositions would occur as early as we expected.

    2. It is possible that the liquidation may not yield distributions as great as the recent market prices of our shares and distributions may not be effected for an extended amount of time.

    3. As opposed to a business combination with a relatively short time frame during which a third party would acquire us, the liquidation process would involve a longer pay-off process and would require us to incur potentially larger administrative costs.

    4. The receipt of liquidating distributions will be a taxable event for shareholders.

    5. It is likely that the liquidity and price of our shares will decrease as we pay distributions to shareholders.

   The foregoing discussion of the information and factors discussed by the Board of Directors is not meant to be exhaustive, but is believed to include the significant factors considered by the Board of Directors. The Board of Directors did not quantify or attach any particular weight to the various factors that it considered in approving the Liquidation Plan. Rather, the Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it. In addition, individual members of the Board of Directors may have given different weights to different factors. However, in the view of the Board of Directors, the potentially negative factors considered by it did not outweigh the benefits and advantages of the liquidation and dissolution.

Conclusion of our Board of Directors

   On September 7, 2001, our Board of Directors unanimously adopted the Liquidation Plan. In arriving at this conclusion, our Board considered a number of factors, including alternatives to the proposal and the future prospects of OPTi. Our Board of Directors concluded that the Liquidation Plan was in the best interests of OPTi and our shareholders.

             FACTORS TO BE CONSIDERED BY SHAREHOLDERS IN DECIDING
                          WHETHER TO APPROVE THE PLAN

   There are many factors that OPTi's shareholders should consider when deciding whether to vote to approve the Plan. Such factors include the risk factors related to OPTi's ongoing business prospects, as well as additional data set forth in OPTi's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, OPTi's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 and those factors set forth below.

   Forward looking statements with respect to the likelihood and the value of liquidating distributions to our shareholders are based upon facts known to us and the methods we used with respect to the valuation of our assets and our liabilities. We can offer no assurance that the markets for our assets will not change or that additional liabilities currently unknown to us will not arise during the course of our liquidation and dissolution that could materially reduce the value and change the timing of the liquidating distributions.

   This Proxy Statement contains certain forward looking statements, including statements contained under the heading "LIQUIDATION ANALYSIS AND ESTIMATES" below and other statements concerning the value of OPTi's net assets, the liquidation value per share of common stock as compared to our market price absent the proposed liquidation and the likelihood of shareholder value resulting from sale of certain of our significant assets. The methods used by our Board of Directors and management in estimating the value of OPTi's assets do not result in an exact determination of value nor are they intended to indicate definitively the amount a shareholder will receive in liquidation. Specifically, estimates regarding final proceeds from the sale of assets and the ultimate disposition of the remaining non-cash assets to third party acquirers are subject to many variables and will not be determined with certainty until the settlement of remaining liabilities.

   In addition, we will need to liquidate our excess property and equipment and accounts receivable. The cash value realized by OPTi for these assets will be difficult to estimate, and we can make no assurance that we will receive any material amounts with respect to such assets. The prices at which we will be able to sell our various remaining assets will depend largely on factors beyond OPTi's control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions and limitations on transferability of certain assets. No assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future. Shareholders who disagree with our Board of Directors' determination that the adoption of the Plan is in the best interests of OPTi and our shareholders should vote "against" approval of the Plan.

Shareholders may be liable to creditors of OPTi for the amount received from OPTi if OPTi's reserves are inadequate

   If the Plan is approved by the shareholders, a Certificate of Election to Wind Up and Dissolve will be filed with the State of California initiating the dissolution procedure. Once the final distribution has been made to shareholders, a Certificate of Dissolution will be filed with the State of California dissolving OPTi. Pursuant to the California Corporations Code, in the event OPTi fails to adequately provide for payment of its expenses and liabilities, each shareholder could be held liable for payment to OPTi's creditors of such shareholder's pro rata share of amounts owed to creditors in excess of the funds reserved to pay such creditors (the "Contingency Reserve"). The liability of any shareholder would be limited to the amounts previously received by such shareholder from OPTi (and from the Liquidating Trust). Accordingly, in this event, a shareholder could be required to return all distributions previously made to such shareholder. As a result, a shareholder could net nothing from OPTi under the Plan. Moreover, in the event a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that OPTi has adequate assets to cover any expenses and liabilities. However, after a review of our assets and liabilities, OPTi believes that the reserves will be adequate and that a return of amounts previously distributed will not be required. See "Contingent Liabilities; Contingency Reserve; The OPTi Inc. Liquidating Trust."

Our stock transfer books will close on the final record date, after which it will not be possible for shareholders to publicly trade in our stock

   We intend to close our stock transfer books and discontinue recording transfers of common stock at the close of business on the record date fixed by our Board for filing the Certificate of Dissolution (the "Final Record Date"). Thereafter, certificates representing the common stock shall not be assignable or transferable on the books of OPTi except by will, intestate succession or operation of law. The proportionate interests of all of the shareholders of OPTi shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by OPTi shall be made solely to the shareholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of OPTi as a result of any assignments by will, intestate succession or operation of law.

Our board members may have a potential conflict of interest in recommending ratification and approval of the Plan

   The members of our Board of Directors may be deemed to have a potential conflict of interest in recommending ratification and approval of the Plan. See "Possible Effects of the Approval of the Plan Upon Directors, Officers and Certain Employees."

                 POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN
                UPON DIRECTORS, OFFICERS AND CERTAIN EMPLOYEES

   Other than as set forth below, it is not currently anticipated that liquidation of OPTi will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the Plan, or to any other employees.

   As summarized in the table below, our Board of Directors has approved severance arrangements for Bernard T. Marren, our President, Chief Executive Officer and Chairman of the Board, and Michael Mazzoni, our Chief Financial Officer. Mr. Marren will be paid his severance package if the Company is sold or he is terminated. Mr. Mazzoni will be paid his severance package in the event of a change of control of OPTi or if

OPTi announces its intent to liquidate its assets or shut down the Company. In conjunction with its approval of the Liquidation Plan, the Board affirmed that both Mr. Marren and Mr. Mazzoni's severance packages will be paid if the Liquidation Plan is adopted by the Shareholders and OPTi completely dissolves.

   Name and Principal Position                              Severance Other
   ---------------------------                              --------- -----
   Bernard T. Marren President, Chief Executive Officer and
     Chairman of the Board................................. $150,000   --
   Michael Mazzoni, Chief Financial Officer................ $150,000    (1)

--------
(1) Mr. Marren will also receive a severance payment related to the value of the initial liquidating dividend and the number of vested options he holds. The Company currently estimates the value of this additional payment at a maximum of $250,000.

   The table below sets forth information relating to stock options held by each officer and director of OPTi, as of September 17, 2001.

                                                                      Weighted
                                                                      Average
                                                                      Exercise
                                             Total            In The  Price of
                                            Options   Vested   Money   Vested
  Name                                    Outstanding Options Options Options
  ----                                    ----------- ------- ------- --------
  Bernard T. Marren......................   117,333   117,333   --     $4.98
  Michael Mazzoni........................        --        --   --        --
  Stephen A. Dukker......................        --        --   --        --
  Kapil K. Nanda.........................    17,333    17,333   --     $6.99
  William Welling........................        --        --   --        --

   Additionally, each OPTi employee who continues his or her employment through OPTi's final dissolution will receive a severance payment equal to the greater of his or her weekly salary multiplied by his or her years of service or one month's pay. We currently estimate these payments will total approximately $55,000.

   Our Board of Directors may confer other benefits or bonuses to employees and officers of OPTi, including officers who are also directors, in recognition of their services to OPTi based on the performance of such employees and officers, including performance during OPTi's liquidation process.

   In addition, if the OPTi shareholders approve the Plan, three of the members of our Board will serve as trustees of the Liquidating Trust. Stephen A. Dukker, Kapil K. Nanda and William Welling were appointed as Trustees by our Board. The Board has determined that each Trustee shall receive $3,000 for each meeting of Trustees which are currently expected to occur at least quarterly and an additional $2,500 per day of consulting work performed for the Trust. Subject to ratification by the Trustees following the establishment of the Trust, it is currently contemplated that the fourth member of our Board, Bernard T. Marren, also our President and Chief Executive Officer, will be paid an annual fee of $50,000 to oversee the routine operations of the Trust and provide consulting services in connection with its pursuit of the Infringement Claims. Mr. Marren would also receive 5% of any license fees or monetary settlement that we recover from a certain semiconductor company designated by our Board that we believe may be infringing on our patents.

   Finally, also subject to ratification by the Trustees, Michael Mazzoni, our Chief Financial Officer, will be paid an annual fee of $10,000 for ongoing work involving the preparation of financial statements by the Trust, the work of auditors who may be engaged by the Trust, liaison with the law firms engaged by the Trust and other ministerial matters as necessary to carry out the purpose of the Trust.

   The Plan was adopted by the unanimous vote of our directors, each of whose interests in the Plan and the Trust have been set forth herein. It is not currently anticipated that the liquidation of OPTi will result in any material increase in value of the shares or options held by any directors who participated in the vote on the Plan.

         PRINCIPAL PROVISIONS OF THE LIQUIDATION PLAN AND DISSOLUTION

   We will distribute pro rata to our shareholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. OPTi may, at the sole discretion of our Board of Directors, choose to distribute the shares of Tripath common stock directly to our shareholders on a pro rata basis or may choose to sell the Tripath shares and distribute the proceeds to our shareholders. The liquidation is expected to commence as soon as practicable after approval of the Plan by the shareholders and to be concluded by a final liquidating distribution to the shareholders. Any sales of OPTi's assets will be made in private or public transactions and on such terms as are approved by our Board of Directors. It is not anticipated that any further votes of OPTi's shareholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. See "Sales of OPTi's Assets."

   Subject to the payment or the provision for payment of OPTi's obligations and the transfer of approximately $2.5 million to the Liquidating Trust to ensure that the Trust has adequate resources to pursue the Infringement Claims, OPTi's cash on hand, together with the cash proceeds of any sales of OPTi's other assets and the shares of Tripath stock held by OPTi or proceeds from their sale, will be distributed pro rata to the holders of the common stock. OPTi may also establish a reasonable cash reserve as the Contingency Reserve in an amount determined by our Board of Directors to be sufficient to satisfy the liabilities, expenses and obligations of OPTi not otherwise paid, provided for or discharged. The net balance, if any, of any such Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to OPTi's shareholders pro rata. No assurances can be given that available cash and amounts received from the sale of assets will be adequate to provide for OPTi's obligations, liabilities, expenses and claims and to make cash distributions to shareholders. We currently have no plans to repurchase shares of common stock from our shareholders. However, if we were to repurchase shares of common stock from our shareholders, such repurchases would be open market purchases and would decrease amounts distributable to other shareholders if OPTi were to pay amounts in excess of the per share values distributable in respect of the shares purchased and would increase amounts distributable to other shareholders if OPTi were to pay amounts less than the per share values distributable in respect of such shares. See "Liquidating Distributions; Nature; Amount; Timing" and "Contingent Liabilities; Contingency Reserve; The OPTi Inc. Liquidating Trust" below.

   OPTi also plans to transfer its intellectual property, including but not limited to patents and pending applications, to the Liquidating Trust which would pursue the Infringement Claims. The proceeds of the Trust would be distributed pro rata the holders of OPTi common stock on terms approved by the Trustees. The interests in the Trust will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the Liquidating Trust and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such Trust, the recipients of the interests will not realize the value thereof unless and until the Liquidating Trust distributes cash or other assets to them. The tax consequences of the Liquidation Plan are complex, especially with regard to the timing and method for determining gain or loss with respect to the patents transferred to the Trust (which is dependent upon the resolution by the IRS of certain pending ruling requests made by OPTi). Accordingly, each OPTi shareholder should carefully review the Section "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" set forth below, and discuss the tax considerations with his or her own tax advisor. Pursuant to the Liquidation Plan, our Board of Directors has appointed three individuals to act as trustee or trustees of the Liquidating Trust and will cause OPTi to enter into the Liquidating Trust Agreement with the named Trustees on such terms and conditions as may be approved by our Board of Directors. Approval of the Plan also will constitute the approval by OPTi's shareholders the appointment of the Trustees and authorize OPTi to enter into the Liquidating Trust Agreement and/or similar agreements consistent with the purposes of the Liquidation Plan. For further information relating to the Liquidating Trust, the appointment of Trustees and the Liquidating Trust Agreement, reference is made to "The Liquidating Trust."

   We plan to close our stock transfer books and discontinue recording transfers of shares of common stock on the Final Record Date, and, thereafter, certificates representing shares of common stock will not be assignable or transferable on the books of OPTi except by will, intestate succession or operation of law. After the Final Record Date, OPTi will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase common stock must exercise such instruments or rights prior to the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" and "Final Record Date" below.

   Following approval of the Liquidation Plan by the shareholders, a Certificate of Election to Wind Up and Dissolve will be filed with the State of California initiating the dissolution of OPTi. See "Liquidation Analysis and Estimates" below. Once the final distribution to shareholders has been made, excluding the property assigned to the Liquidating Trust, a Certificate of Dissolution will be filed with the State of California. The dissolution of OPTi will become effective, in accordance with the California Corporations Code, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution.

Abandonment; Amendment

   Under the Liquidation Plan, our Board of Directors may modify, amend or abandon the Plan, notwithstanding shareholder approval, to the extent permitted by the California Corporations Code. OPTi will not amend or modify the Plan under circumstances that would require additional shareholder solicitations under the California Corporations Code or the federal securities laws without complying with the California Corporations Code and the federal securities laws.

Liquidating Distributions; Nature; Amount; Timing

   Although our Board of Directors has not established a firm timetable for distributions to shareholders if the Liquidation Plan is approved by the shareholders, our Board of Directors intends, subject to contingencies inherent in winding up OPTi's business, to make such distributions as promptly as practicable. After the approval of the Plan by the shareholders, based upon information presently available to us and assuming no unanticipated claims or other material adverse events, OPTi believes it will distribute approximately $2.00 to $2.35 per share from its net available assets. OPTi may also distribute its Tripath shares in kind directly to shareholders on a pro rata basis or proceeds from the sale of those shares.

   In addition, OPTi may also transfer its patents and related intellectual property to the Liquidating Trust. Depending upon the outcome of a pending ruling request we have submitted to the IRS, OPTi shareholders on the date of such transfer could be deemed to have received a liquidating distribution of assets on that date. OPTi does not believe that the value of our patents will be reasonably ascertainable by the time of such transfer but we have received an estimate that OPTi's recovery from the Infringement Claims could range from $0 to $100 million. See "CERTAIN UNITED STATES FEDERAL INCOME TAXES" below.

   The proportionate interests of all of the shareholders of OPTi shall be fixed on the basis of their respective stock holdings at the close of business on record dates set prior to each distribution with the Final Record Date set prior to the final liquidating distribution(s) and, subject to applicable rules on the trading of our shares, the right to receive each such distribution may transfer with any sales of OPTi shares that take place between such record dates and the respective distribution dates. After the Final Record Date, any distributions made by OPTi shall be made solely to shareholders of record on the close of business on the Final Record Date, except to reflect permitted transfers. Our Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan. The actual nature, amount and timing of all distributions will be determined by our Board of Directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash.

   We do not plan to satisfy all of our liabilities and obligations prior to commencing distributions to our shareholders, but instead will reserve assets deemed by management and our Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve." Management and our Board of Directors believe that we have sufficient cash to pay our current and accrued obligations without the sale of any of our other assets.

   Uncertainties as to the precise net value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to shareholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to shareholders and, while OPTi does not believe that a precise estimate of those expenses can currently be made, management and our Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for OPTi's obligations, liabilities, expenses and claims (including known contingent liabilities) and to make cash distributions to shareholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for OPTi's obligations, liabilities, expenses and claims and to make cash distributions to shareholders. If such available cash and amounts received on the sale of assets are not adequate to provide for OPTi's obligations, liabilities, expenses and claims, distributions of cash and other assets to OPTi's shareholders will be reduced.

Sales of OPTi's Assets

   The Plan gives our Board of Directors the authority to sell all of the assets of OPTi. Sales of OPTi's remaining assets will be made on such terms as are approved by our Board of Directors and may be conducted by competitive bidding, public sales or privately negotiated sales. Any other types of sales will only be made after our Board of Directors has determined that any such sale is in the best interests of the shareholders. It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. OPTi does not anticipate amending or supplementing the Proxy Statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various remaining assets will depend largely on factors beyond OPTi's control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions and limitations on transferability of certain assets.

Conduct of OPTi Following Adoption of the Plan

   Since the authorization of the Plan by our Board of Directors, our Board of Directors and management have taken steps to reduce OPTi's operations and, upon approval of the Plan by the shareholders, wind up our operations. If our Board deems it advisable, certain members of management and any other continuing employees may receive compensation for the duties then being performed. Such compensation, if any, will be determined by evaluation of all relevant factors, including, without limitation, the efforts of such individuals in successfully implementing the Plan and a review of compensation payable to individuals exercising similar authority and bearing similar responsibilities.

   Following approval of the Plan by OPTi's shareholders, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our Board of Directors determines to be in the best interests of OPTi's shareholders.

   Following the approval of the Plan by OPTi's shareholders, we shall continue to indemnify our officers, directors, employees and agents in accordance with our Articles of Incorporation, as amended, and Bylaws. Such indemnification will include actions taken in connection with the Plan and the winding up of the affairs of OPTi. OPTi's obligation to indemnify such persons may be satisfied out of the assets of the Liquidating Trust. Our Board of Directors and the Trustees of the Liquidating Trust may also obtain and or maintain such insurance as may be necessary to cover OPTi's indemnification obligations under the Plan.

Reporting Requirements

   Whether or not the Plan is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") even though compliance with such reporting requirements is economically burdensome. If the Plan is approved, in order to curtail expenses we will, after filing a Certificate of Election to Wind Up and Dissolve and a Certificate of Dissolution, either seek to complete the dissolution of OPTi prior to March 30, 2002, the due date for the filing of our next annual report on Form 10-K, or seek relief from the Securities & Exchange Commission ("SEC") from the reporting requirements under the Exchange Act.

Contingent Liabilities; Contingency Reserve

   Under the California Corporations Code, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following approval of the Plan by OPTi's shareholders, OPTi will pay all expenses and fixed and other known liabilities, or set aside cash and other assets which it believes to be adequate for payment thereof as a Contingency Reserve. OPTi is currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to the cash contributed to the Liquidating Trust) will be deducted before the determination of amounts available for distribution to shareholders.

   The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and our Board of Directors and derived from consultations with outside experts and review of OPTi's estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in OPTi's financial statements and reserves for litigation expenses. There can be no assurance that the Contingency Reserve will be sufficient. Subsequent to the establishment of the Contingency Reserve, we will distribute to our shareholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve was established have been satisfied in full, we will distribute to our shareholders any remaining portion of the Contingency Reserve.

   Under the California Corporations Code, in the event OPTi fails to create an adequate contingency reserve for payment of its expenses and liabilities, or should the Contingency Reserve be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each shareholder could be held liable for the payment to creditors of such shareholder's pro rata share of such excess, limited to the amounts theretofore received by such shareholder from OPTi.

   If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve, a creditor of OPTi could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of OPTi's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders and/or interest holders under the Plan.

The OPTi Inc. Liquidating Trust

   Following the Adoption Date, we plan to transfer OPTi's patents, other intellectual property and approximately $2.5 million in cash to fund pursuit of the claims related to the infringement of certain of our patents and to provide for the management and operations of the Trust to the Liquidating Trust. We are currently investigating potential claims against certain third parties for infringement of our patents (such claims collectively referred to as the "Infringement Claims"), such that the value of the OPTi Patents on the Adoption Date and on the distribution date will not be ascertainable. We have received an estimate that OPTi's recovery for the Infringement Claims could range from $0 to $100 million in damages.

   The Board of Directors has determined that it is in the best interest of OPTi and our shareholders to pursue our causes of action which are the basis for the Infringement Claims. Because of the uncertainty as to the total sums that OPTi may recover from the Infringement Claims and because of the impracticality of distributing our patents and intellectual property to OPTi's shareholders, the Board of Directors has decided to establish the Liquidating Trust to hold the OPTi patents and other intellectual property, as well as other assets, if any, that may not be convenient to liquidate in an orderly fashion prior to our dissolution.

   Our Board of Directors believes the flexibility provided by the Plan with respect to the Liquidating Trust to be advisable. The Trust will be evidenced by a trust agreement between OPTi and the trustees. The overall purpose of the Trust will be to serve as a temporary repository for the trust property prior to disposition or distribution to OPTi's shareholders. The transfer to the Trust and distribution of interests therein to OPTi's shareholders would enable us to divest ourselves of the trust property and permit OPTi's shareholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the Trustees prior to the distribution of interests in the Trust to OPTi's shareholders, to be held in trust for the benefit of the shareholder beneficiaries subject to the terms of the trust agreement. The interests would be evidenced only by the records of the Trust, there would be no certificates or other tangible evidence of such interests, and no holder of common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests. It is further anticipated that pursuant to the trust agreement the Trust would be irrevocable and would terminate after the earliest of (y) the trust property having been fully distributed, or (z) three years having elapsed after the creation of the Trust. We have also submitted a request to the IRS that, if ruled upon favorably, would enable the Trust to continue for an additional two years if circumstances warrant.

The Trustees; Trustee Compensation

   The Plan authorizes our Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause OPTi to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. Our Board of Directors has selected three such trustees, Stephen Dukker, Kapil Nanda and William Welling, on the basis of their experience with OPTi and our industry and their ability to serve the best interests of OPTi's shareholders. Approval of the Plan by the shareholders will also constitute the approval by OPTi's shareholders of any such appointment and any liquidating trust agreement or agreements.

   Our Board has determined that each Trustee shall receive $3,000 for each meeting of Trustees, which are currently expected to occur at least quarterly, and an additional $2,500 per day of consulting work performed for the Trust. The individuals named to serve as Trustees are also three of the four members of our Board which unanimously approved this compensation arrangement. Each of the three Trustees has also been nominated for re-election to our Board at this Annual Meeting. For further information regarding the appointed trustees, see "PROPOSAL NUMBER TWO--Election of Directors".

Administration of the Trust

   The Trustees are responsible for overseeing the administration of the Trust and will meet periodically (currently expected to be on a quarterly basis) to review the status and activities of the Trust. Subject to ratification by the Trustees following the establishment of the Trust, it is currently contemplated that the fourth member of our Board, Bernard T. Marren, also our President and Chief Executive Officer, will oversee the routine operations of the Trust and provide consulting services in connection with its pursuit of the Infringement Claims and be paid an annual fee of $50,000. Mr. Marren would also receive 5% of any license fees or monetary settlement that we recover from a certain semiconductor company, designated by our Board, that we believe may be infringing on our patents.

   In addition, also subject to ratification by the Trustees, Michael Mazzoni, our Chief Financial Officer, will be paid an annual fee of $10,000 for ongoing work involving the preparation of financial statements by the Trust, work with auditors who may be engaged by the Trust, liaison with the law firms engaged by the Trust and other ministerial matters as necessary to carry out the purpose of the Trust. In addition, the Trustees will also engage other professionals, including but not limited to attorneys, accountants, investment advisors and agents to perform the routine operations of the Trust and they will pay such professionals out of the assets of the Trust, reasonable compensation and disbursement of expenses.

Final Record Date

   We intend to close our stock transfer books and discontinue recording transfers of shares of common stock on the Final Record Date, and thereafter certificates representing shares of common stock will not be assignable or transferable on the books of OPTi except by will, intestate succession or operation of law. After the Final Record Date, OPTi will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of OPTi's shares will occur on or after the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" below. All liquidating distributions from OPTi or the Liquidating Trust on or after the Final Record Date will be made to shareholders according to their holdings of Common Stock as of the Final Record Date. Subsequent to the Final Record Date, we may at our election require shareholders to surrender certificates representing their shares of Common Stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by OPTi or the Liquidating Trust, if any, to shareholders who have not surrendered their stock certificates may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to applicable laws relating to abandoned property). If a shareholder's certificate evidencing the common stock has been lost, stolen or destroyed, the shareholder may be required to furnish OPTi with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

   We currently intend to close our stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after such date.

   Our Common Stock is currently listed for trading on the Nasdaq National Market. We expect that our Common Stock will continue to trade on Nasdaq as long as we continue to meet their listing requirements. If our shares are delisted, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." As a consequence of such delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the common stock. Delisting of the common stock may result in lower prices for the common stock than would otherwise prevail. In any event, we will close our stock transfer books upon the filing of the Certificate of Dissolution. Thereafter, the shareholders will not be able to transfer their shares. The interests in the Liquidating Trust will not be transferable.

   As shareholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to the Liquidating Trust for tax purposes, that deemed distribution could result in tax liability for the shareholders whether or not the shareholders have received any actual distributions from the Trust that would provide funds with which to pay such tax. See "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS".

Absence of Appraisal Rights

   Under the California Corporations Code, the shareholders of OPTi are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan.

Regulatory Approvals

   No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following summary of the material United States federal income tax consequences affecting OPTi and OPTi's shareholders that are anticipated to result from the liquidation and dissolution of OPTi is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time (any such changes may be applied retroactively). This discussion does not purport to be a complete analysis of all the potential tax effects of the liquidation and dissolution of OPTi. Moreover, this discussion does not address the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, persons who acquired OPTi shares as compensation, and persons who hold OPTi shares subject to hedging, straddle, conversion or constructive sale transactions) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions.

   For federal income tax purposes, assets held by the Liquidating Trust should be treated as if they had first been distributed by OPTi to our shareholders pro rata to their shareholdings and then contributed by our shareholders to the Liquidating Trust. Accordingly, the summary below occasionally refers to a distribution to our shareholders of the patents held by the Liquidating Trust and a contribution by our shareholders to the Liquidating Trust.

   OPTi has requested that the IRS issue a ruling as to certain of the tax consequences discussed below. If the IRS rules favorably as to some or all of those matters, OPTi and OPTi's shareholders will be entitled to rely on those rulings and can be assured of having the tax treatment described below as to those matters (assuming that OPTi liquidates in accordance with the Plan in all material respects). If the IRS does not rule favorably as to any matter presented in OPTi's ruling request, or if the liquidation is not effected in accordance with the Plan in all material respects, then the following discussion has no binding effect on the courts or the IRS. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to the shareholders and OPTi from the liquidation and dissolution.

   THE TAX CONSEQUENCES OF THE LIQUIDATION ARE COMPLEX. ACCORDINGLY, EACH HOLDER OF OPTi SHARES SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS ANY GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, OF THE LIQUIDATION.

IRS Ruling Request

   OPTi has requested the IRS issue a ruling regarding the following U.S. federal income tax consequences of OPTi's proposed liquidation and dissolution:
(1) OPTi's distributions to its shareholders will be treated as a series of distributions in complete liquidation of OPTi and will be treated as received by OPTi shareholders in full payment in exchange for their OPTi shares, (2) except with respect to the patents transferred to the Liquidating Trust, OPTi shareholders will recognize gain or loss upon the receipt of the liquidating distributions, (3) except with respect to the patents transferred to the Liquidating Trust, OPTi will recognize gain or loss on the distribution of its property in complete liquidation as if OPTi had sold that property at its fair market value, (4) OPTi's shareholders will not recognize any gain or loss upon their deemed contribution of property to the Liquidating Trust, (5) the Liquidating Trust will be treated as a liquidating trust, and (6) proceeds derived from the patents transferred to the Liquidating Trust or from any infringement claims asserted by the Liquidating Trust will be treated as additional liquidating distributions received by OPTi shareholders in exchange for their OPTi shares. Request (3) asks that the IRS allow OPTi to treat our distribution of the patents held by the Liquidating Trust as an "open transaction" so that OPTi may keep open the recognition and determination of OPTi's gain from its distribution of those patents until the Liquidating Trust and our shareholders have received all proceeds derived from those patents. Similarly, Requests (3) and (6) ask that an OPTi shareholder be allowed to treat the distribution to him or her of an interest in the patents held by the Liquidating Trust as an open transaction so that the shareholder may keep open the recognition and determination of his or her gain from receipt of the interest in those patents until the Liquidating Trust and the shareholder have received all proceeds derived from the patents. OPTi has not received any substantive response from the IRS regarding the requested rulings, and does not anticipate receiving any substantive response from the IRS until, at the earliest, October 2001.

Federal Income Taxation of OPTi

   After the approval of the Plan and until the dissolution is completed, we will continue to be subject to federal income tax on our taxable income, if any. We will recognize gain or loss on sales of our assets pursuant to the Plan. Upon the distribution of any property, other than cash, to shareholders pursuant to the Plan, we will recognize gain or loss as if such property were sold to the shareholders at its fair market value, unless certain exceptions to the recognition of loss apply and, only in the case of the patents held by the Liquidating Trust, unless the IRS rules favorably on OPTi's request for open transaction treatment.

   If the IRS rules favorably on OPTi's request for open transaction treatment, then we will recognize and pay tax on the gain from our deemed sale of the patents held by the Liquidating Trust only as the Liquidating Trust and after its termination, our shareholders receive payments from third parties with respect to the patents (such as licensing royalties or damages for infringement). If the IRS does not rule favorably on that request, then we will be required to recognize gain on the patents when they are distributed to our shareholders. In that case, OPTi will attempt to place a fair market value on those patents. No assurance can be given, however, that the IRS or a court would agree with our determination of the fair market value of those patents.

Federal Income Taxation of OPTi's Shareholders

   As a result of the liquidation and dissolution of OPTi, for federal income tax purposes an OPTi shareholder will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to him or her and the fair market value (at the time of distribution) of any property (except, perhaps, the patents held by the Liquidating Trust) distributed to him or her, and (ii) the tax basis for his or her shares of the Common Stock. A shareholder's tax basis in OPTi shares will depend upon various factors, including the shareholder's cost and the amount and nature of any distributions received with respect thereto. As discussed below, the tax treatment to our shareholders of the patents held by the Liquidating Trust depends in part on whether the IRS rules favorably on our request for open transaction treatment described above.

   A shareholder's gain or loss will be computed on a "per share" basis. OPTi expects to make more than one liquidating distribution. Each liquidating distribution must be allocated proportionately to each share of stock owned by a shareholder. The value of each liquidating distribution will be applied against and reduce a shareholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a shareholder with respect to a share exceeds the shareholder's tax basis for that share. Any loss will generally be recognized only when the final distribution from OPTi has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the shareholder's tax basis for that share. Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets; whether such capital gain or loss is short- or long-term capital gain or loss will depend upon a shareholder's holding period for the shares. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of dissolution is, therefore, usually capital gain rather than ordinary income. If it were determined that distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates (which may be higher than capital gain rates).

   OPTi's request for open transaction treatment in effect asks the IRS to rule that our shareholders be allowed to determine their gain or loss, with respect to the patents transferred to the Liquidating Trust, only if and when the Liquidating Trust and, after termination of the Liquidating Trust, our shareholders receive payments with respect to those patents. If the IRS rules favorably on that request, then a shareholder will not be able to recognize a loss on the shareholder's OPTi shares until the shareholder has received the final distribution from OPTi and the Liquidating Trust and, after termination of the Liquidating Trust, the shareholder has received all payments with respect to the patents. In addition, gain with respect to OPTi shares will be recognized only when and to the extent that the aggregate amount of all distributions received by the OPTi shareholder with respect to the OPTi share, including the shareholder's pro rata portion of payments the Liquidating Trust and the shareholder receive with respect to the patents, exceeds the shareholder's tax basis in that share.

   Upon any distribution of property, the shareholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. However, if the IRS rules favorably on our request for open transaction treatment, then a shareholder's tax basis in a patent held by the Liquidating Trust will not be determined until the Liquidating Trust and, after termination of the Liquidating Trust, the shareholder has received all payments with respect to the patent, and will be equal to the aggregate amount of all such payments. The gain or loss realized upon the shareholder's future sale of that property will be measured by the difference between the shareholder's tax basis in the property at the time of such sale and the proceeds of such sale.

   After the close of our taxable year, we will provide shareholders and the IRS with a statement of the amount of cash distributed to the shareholders and our best estimate as to the value of any property distributed to them during that year (other than patents transferred to the Liquidating Trust, if the IRS rules favorably on our request for open transaction treatment). There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by shareholders might be changed. Distributions of property other than cash to shareholders could result in tax liability to any given shareholder exceeding the amount of cash received, requiring the shareholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

   It is possible that we will have liabilities not fully covered by our Contingency Reserve for which the shareholders will be liable up to the extent of any liquidating distributions they have received. See "Contingent Liabilities; Contingency Reserve". Such a liability could require a shareholder to satisfy a portion of such liability out of prior liquidating distributions received from OPTi and the Liquidating Trust. Payments by shareholders in satisfaction of such liabilities would commonly produce a capital loss, which, in the hands of individual shareholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Certain Federal Income Tax Consequences Arising from Liquidating Trusts

   The Liquidating Trust is structured so that shareholders will be treated for federal income tax purposes as having actually received their pro rata share of the property transferred to it, reduced by the amount of known liabilities assumed by the Liquidating Trust, and then transferring those assets (subject to those liabilities) to the Liquidating Trust. Assuming such treatment is achieved, assets transferred to the Liquidating Trust will cause the shareholder to be treated in the same manner for federal income tax purposes as if the shareholder had received a distribution directly from OPTi. The Liquidating Trust should not be subject to federal income tax, assuming that it is treated as a liquidating trust for federal income tax purposes. Unless the IRS favorably rules on the status of the Liquidating Trust, however, there can be no assurance that the Liquidating Trust will be treated as a liquidating trust for federal income tax purposes.

   After formation of the Liquidating Trust, shareholders must take into account for federal income tax purposes their allocable portion of any income, gain, loss and deduction recognized by the Liquidating Trust. If the IRS rules favorably on our request for open transaction treatment, then amounts received by the Liquidating Trust attributable to the patents transferred to it will be treated as additional liquidation proceeds, usually taxable as capital gains. If the IRS does not rule favorably on that request, then such amounts may be either ordinary income or capital gain, depending upon whether the patent is a capital asset when held by the shareholder and also upon the nature of the transaction giving rise to the proceeds. Regardless of whether amounts received by the Liquidating Trust are treated as additional liquidation proceeds, shareholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the Liquidating Trust with which to pay such tax.

Taxation of Non-United States Shareholders

   Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

State and Local Tax

   We may be subject to liability for state or local taxes with respect to the sale of our assets. Shareholders may also be subject to state or local taxes, including with respect to liquidating distributions received by them or paid to a liquidating trust on their behalf, and with respect to any income derived by a liquidating trust. Shareholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.

   THE FOREGOING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY SHAREHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE SHAREHOLDER. OPTi RECOMMENDS THAT EACH SHAREHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

                      LIQUIDATION ANALYSIS AND ESTIMATES

   If our shareholders approve the Liquidation Plan, our Board of Directors will determine, in their sole discretion and in accordance with applicable laws, the timing of, the amount, the kind of and the dates for all distributions made to shareholders. Although our Board of Directors has not established a firm timetable for distributions to shareholders, after approval of the Liquidation Plan, our Board will, subject to exigencies inherent in winding up our business, make such distributions as promptly as practicable. We currently anticipate that our Board will set a date for the first distribution of liquidation proceeds in December 2001 with most of the remaining liquidation proceeds distributed over a period of three to six months. In the absence of known claims or liabilities or possible claims or liabilities which we view as likely, we anticipate distributing our available cash at the time of distribution, less a reasonable reserve for claims, liabilities and similar contingencies and less the cash reserved for the Liquidating Trust. See "Final Record Date" above for additional detail about liquidating distributions.

   Because of the uncertainties as to the precise net realizable value of our assets and the ultimate amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to shareholders or the exact timing of distributions. Based upon information presently available to us and assuming no unanticipated claims or other material adverse events we believe our shareholders are likely to receive from $2.00 to $2.35 per share from the initial distribution of net available assets. Additional distributions could occur during the next three to six months. We are unable to estimate the amounts of those distributions at this time. Our estimate of our initial liquidating distribution is based on adjusting the available cash and marketable securities as of June 30, 2001, as follows:

  . Projected increases in available cash and marketable securities due to the receipt of monies from (i) estimated proceeds from the sale of assets;
     (ii) estimated cash based revenues and interest income from June 30, 2001 to the date of the distribution; (iii) the exercise of outstanding vested "in the money" options by employees and officers; (iv) and the estimated net realizable value of our non-cash assets.

  . Projected decreases in available cash due to payment or reservation of monies for (i) estimated expenses relating to operations from June 30, 2001 to the date of the distribution; (ii) accounts payable and accrued liabilities as of June 30, 2001; (iii) estimated amounts due employees or officers under retention and severance arrangements; (iv) costs and expenses associated with completion of the sale of our assets, including necessary legal and professional service costs; (v) estimates of costs related to discontinuing long-term lease arrangements; and (vi) estimates of costs for securing continuing director and officer liability insurance.

  . The establishment of an appropriate contingency reserve to ensure all future liabilities of OPTi may be met.

  . The establishment of a Liquidating Trust with adequate funds to operate the Trust.

   In addition to the estimated amount of the initial liquidating distribution, we also expect to distribute the Tripath stock or the proceeds from their sale in conjunction with the initial distribution. We will distribute the 1,914,155
shares of Tripath to our shareholders on a pro rata basis. As of October   ,
2001, the closing sale price for Tripath stock was $  per share.

   In addition, OPTi may also transfer its patents and related intellectual property to the Liquidating Trust. Depending upon the outcome of a pending ruling request we have submitted to the IRS, OPTi shareholders on the date of such transfer could be deemed to have received a liquidating distribution of assets on that date. OPTi does not believe that the value of our patents will be reasonably ascertained by the time of such transfer but we have received an estimate that OPTi's recovery from the Infringement Claims could range from $0 to $100 million. See "CERTAIN UNITED STATES FEDERAL INCOME TAXES" below.

   We will update this information as promptly as practicable as additional information becomes available to us.

   THE METHODS USED BY OUR BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUES OF OPTi's ASSETS ARE INEXACT AND MAY NOT APPROXIMATE VALUES ACTUALLY REALIZED. OUR BOARD OF DIRECTORS' ASSESSMENT ASSUMES THAT THE ESTIMATES OF OPTi's LIABILITIES AND OPERATING COSTS ARE ACCURATE, BUT THOSE ESTIMATES ARE SUBJECT TO NUMEROUS UNCERTAINTIES BEYOND OPTi's CONTROL AND ALSO DO NOT REFLECT ANY CONTINGENT LIABILITIES THAT MAY MATERIALIZE. FOR ALL THESE REASONS, THERE CAN BE NO ASSURANCE THAT THE ACTUAL NET PROCEEDS DISTRIBUTED TO SHAREHOLDERS IN DISSOLUTION MAY NOT BE SIGNIFICANTLY LESS THAN THE ESTIMATED AMOUNT SHOWN. MOREOVER, NO ASSURANCE CAN BE GIVEN THAT ANY AMOUNTS TO BE RECEIVED BY OPTi's SHAREHOLDERS IN DISSOLUTION WILL EQUAL OR EXCEED THE PRICE OR PRICES AT WHICH THE COMMON STOCK HAS RECENTLY TRADED OR MAY TRADE IN THE FUTURE.

                    VOTE REQUIRED AND BOARD RECOMMENDATION

   The approval of the Liquidation Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Annual Meeting Record Date. Members of our Board of Directors and the executive
officers of OPTi who hold (or are deemed to hold) an aggregate of     shares of
common stock (approximately  % of the outstanding shares of common stock as of
October   , 2001) have indicated that they will vote in favor of the proposal.

   OUR BOARD BELIEVES THAT THE LIQUIDATION PLAN IS IN THE BEST INTERESTS OF OPTi's SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

                               PROPOSAL NUMBER 2

                             ELECTION OF DIRECTORS

Directors and Nominees for Directors

   A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the earlier of
(i) our next Annual Meeting of Shareholders; (ii) a successor has been duly elected and qualified; or (iii) we complete the dissolution of OPTi as described in Proposal No. 1 above.

            OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                   VOTE "FOR" THE ELECTION OF ALL NOMINEES.

            BOARD OF DIRECTORS AND NOMINEE BIOGRAPHICAL INFORMATION

   The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupations for the last five (5) years and their ages as of the Annual Meeting Record Date.

Name of Nominee       Age Position with the Company                                    Since
---------------       --- -------------------------                                    -----
Bernard T. Marren.... 64  President, Chief Executive Officer and Chairman of the Board 1996
Stephen A. Dukker(1). 47  Director                                                     1993
Kapil K. Nanda(1)(2). 54  Director                                                     1996
William Welling(1)(2) 67  Director                                                     1998

--------
(1)Member of the Audit Committee.
(2)Member of the Compensation Committee.

   Bernard T. Marren has served as President and Chief Executive Officer of the Company since May 1998. Mr. Marren was elected as a director in May 1996. Mr. Marren founded Western Microtechnology Inc., a distributor of electronic systems and semiconductor devices. He served as its President from 1977 to 1994. He also founded and was the first President of SIA (the Semiconductor Industry Association). Mr. Marren is also a director of three private companies.

   Stephen A. Dukker was elected as a director of the Company in January 1993. He served as President and Chief Executive Officer of eMachines from 1998 to April 2001. He was a Senior Vice President of Merchandising at Computer City from October 1997 to August 1998. He served as President of OPTi Inc. from January of 1996 to October 1997. From May 1994 to mid 1995, Mr. Dukker served as President of VideoLogic, Inc., a supplier of video and graphics add-on boards. From June 1991 through October 1993, he served as a Senior Vice President of CompUSA, Inc., a chain of discount computer superstores. During that time he was also a member of the Executive Committee of CompUSA and President of its Compudyne Computer manufacturing and mail order subsidiaries. Prior to joining CompUSA, Mr. Dukker was President of PC Brand, Inc., a manufacturer and mail order distributor of PC products from January 1988 to May 1991.

   William Welling was elected as a director in August 1998. He is currently Chairman and CEO of @Comm Corporation, a telecommunications software company. Since 1983 he has been Managing Partner of Venture Growth Associates, an investment firm. Mr. Welling also serves as a director on the boards of several private companies.

   Kapil K. Nanda was elected as a director in May 1996. Mr. Nanda is currently President of InfoGain Corporation, a software and development consulting company, which he founded in 1990. Prior to 1990, Mr. Nanda held various positions at Altos Computer Systems, a personal computer manufacturing company, from 1981 to 1989. He served as Vice President of Engineering from 1984 to 1989. From 1974 to 1981, Mr. Nanda was employed at Intel Corporation, serving as Manager, Software Engineering from 1976 to 1981. Mr. Nanda holds a B.S. in Engineering from the University of Punjab, India, an M.S. in Engineering from the University of Kansas, and an M.B.A. from the University of Southern California.

Vote Required

   The four (4) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

               MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

Board Meetings and Committees

   During the Last Fiscal Year, the Board of Directors held a total of eight
(8) meetings. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director.

   The Audit Committee was established to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent auditors and reviews other matters relating to the relationship of the Company with its auditors. The Audit Committee met four (4) time during the Last Fiscal Year.

   The Compensation Committee was established to review and act on matters relating to compensation levels and benefit plans for key executives of the Company, among other things. The Compensation Committee met two (2) time during the Last Fiscal Year.

   The Board of Directors currently has no nominating committee or other committee performing a similar function.

                             DIRECTOR COMPENSATION

   Non-employee members of the Board of Directors are currently compensated at the rate of $1,000 per Board meeting attended, plus out-of-pocket expenses for attending such meetings. In addition, non-employee directors are eligible to participate in the Company's 1993 Director Stock Option Plan.

                               PROPOSAL NUMBER 3

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

   If the OPTi shareholders approve the Liquidation Plan set forth in Proposal No. 1 of this Proxy Statement, the Board of Directors may determine that audited financial statements are not required for fiscal year 2001. However, OPTi will still require the services of independent accountants to conduct yearly audits and other such matters for so long as OPTi is obligated to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended.

   Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

   The affirmative vote of a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF OPTi FOR THE YEAR ENDING DECEMBER 31, 2001.

                               OTHER INFORMATION

Executive Officers

   The following persons are executive officers of the Company as of the Annual Meeting Record Date:

Name                 Age                           Position
----                 ---                           --------
Bernard T. Marren... 64  President, Chief Executive Officer and Chairman of the Board
Michael Mazzoni..... 38  Chief Financial Officer

   Bernard T. Marren's biography is set forth above. See "PROPOSAL NUMBER TWO--Election of Directors".

   Michael Mazzoni has served as Chief Financial Officer since December 2000. Mr. Mazzoni also served with the Company from October 1993 to January 2000. The last two years prior to his departure Mr. Mazzoni served as our Chief Financial Officer. Prior to re-joining the Company, Mr. Mazzoni was Chief Financial Officer of Xpeed, Inc., a startup in the Digital Subscriber Line CPE business, from January 2000 to November 2000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC") and with Nasdaq. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with, except for two Form 4's relating to sales of stock not reported by Michael Mazzoni.

Security Ownership of Certain Beneficial Owners and Management

   The following nominee table sets forth the beneficial ownership of Common
Stock of the Company as of September   , 2001 by: (i) each present director of
the Company; (ii) each of the officers named in the table under the heading "EXECUTIVE COMPENSATION--Summary Compensation Table;" (iii) all current directors and executive officers as a group; and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes shares as to which the individual has sole or shared voting power or investment power and also any shares which the
individual has the right to acquire within sixty (60) days of September   ,
2001 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares, shown as beneficially owned. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total
of       shares of the Company's Common Stock were issued and outstanding as of
September   , 2001.

                                                                      Shares Beneficially
                                                                             Owned
-                                                                     -------------------
Name                                                                   Number     Percent
----                                                                  ------      -------
Bernard Marren(1)....................................................
Michael Mazzoni(2)...................................................
Donald Farina(3).....................................................
Stephen Dukker(4)....................................................
Kapil Nanda(5).......................................................
William Welling(6)...................................................
Caxton International.................................................
  315 Enterprise Drive
  Plainsboro, NJ 08536
Dimension Fund Advisors..............................................
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
MG Capital Management LLC............................................
  1725 Kearny Street, No. 1
  San Francisco, CA 94133
All Directors and Executive Officers as a group (6 persons)(7).......

--------
  * Represents less than one percent.
(1) Includes shares subject to stock option exercisable as of September , 2001 or within sixty (60) days thereafter.
(2) Includes shares subject to stock option exercisable as of September , 2001 or within sixty (60) days thereafter.
(3) Includes shares subject to stock option exercisable as of September , 2001 or within sixty (60) days thereafter.
(4) Includes shares subject to stock option exercisable as of September , 2001 or within sixty (60) days thereafter.
(5) Includes shares subject to stock option exercisable as of September , 2001 or within sixty (60) days thereafter.
(6) Includes shares subject to stock option exercisable as of September , 2001 or within sixty (60) days thereafter.
(7) Includes shares pursuant to notes (1), (2), (3), (4), (5) and (6).

Summary Compensation Table

   The following table sets forth certain information with respect to the compensation paid by the Company for services rendered during fiscal years 2000, 1999 and 1998 to Bernard Marren, Michael Mazzoni and Donald Farina (the "Named Officers"). The table lists the principal position held by each Named Officer in the Last Fiscal Year.

                                                                     Long-Term
                                               Annual Compensation  Compensation
                                               --------------------    Awards     All Other
Name                                      Year Salary ($) Bonus ($) Options (#)  Compensation
----                                      ---- ---------- --------- ------------ ------------
Bernard T. Marren........................ 2000  $255,000  $100,000         --       $5,250(1)
  President and Chief Executive Officer   1999   251,250   420,000         --           --
                                          1998   150,923        --         --           --

Michael Mazzoni(2)(3).................... 2000    43,650    75,000         --           --
  Chief Financial Officer                 1999   145,763    69,525         --           --
                                          1998   136,475    50,000     45,000           --

Donald Farina(4)......................... 2000    88,654        --     25,000        3,500(1)
  Vice President, Intellectual Property   1999        --        --         --           --
                                          1998        --        --         --           --

--------
(1) These amounts are related to the 50% company match on 401K contributions.
(2) Mr. Mazzoni resigned from the Company in January 2000.
(3) Mr. Mazzoni was rehired in December 2000.
(4) Mr. Farina's employment with the Company terminated on July 20, 2001.

Option Grants in Last Fiscal Year

   The following table provides information with respect to options granted in the Last Fiscal Year to the Named Officers.





                                                Individual Grants                    Potential Realizable
                              -----------------------------------------------------    Value at Assumed
                                Shares of      Percent of                           Annual Rates of Stock
                               Common Stock  Total Options                          Price Appreciation for
                                Underlying     Granted to                               Option Term(3)
                                 Options      Employees in    Exercise   Expiration ----------------------
Name                          Granted (#)(1) Fiscal Year(2) Price ($/Sh)    Date        5%         10%
----                          -------------- -------------- ------------ ----------  -------    --------
Bernard Marren...............         --            --            --           --        --          --
Michael Mazzoni..............         --            --            --           --        --          --
Donald Farina(4).............     25,000          13.9%        $3.75      4/16/10   $58,959    $149,413

--------
(1) All options to Named Officers are granted under the Company's 1993 Stock Option Plan at an exercise price equal to the fair market value on the date of the grant. These stock options vest and become exercisable monthly as to 1/8 of the shares beginning six (6) months following the vesting commencement date and as to 1/48 of the shares on the first day of each month thereafter. Under the terms of the Option Plan, the plan administrator retains the discretion, subject to certain limitations within the plan, to modify, extend, renew or accelerate the vesting of options and to reprice outstanding options. In particular, subject to Board approval, the plan administrator may reduce the exercise price of an option to the current fair market price of the underlying stock if the price of such stock has declined since the date on which the option was granted.
(2) Based on 180,000 options granted to employees during the Last Fiscal Year under the 1993 and 1995 Stock Option Plan(s).
(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.
(4) Mr. Farina's employment with the Company terminated on July 20, 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

   The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Officers and the value of such officer's unexercised options at December 31, 2000.

                                                   Total Number of      Total Value of Unexercised
                                               Unexercised Options at    In-the-Money Options at
                              Shares             Fiscal Year End (#)      Fiscal Year End ($)(1)
                               Acq.   Value   ------------------------- --------------------------
Name                          Exer.  Realized Exercisable Unexercisable Exercisable  Unexercisable
----                          ------ -------- ----------- ------------- -----------  -------------
Bernard Marren...............     --      --    100,000          --       $24,500           --
Michael Mazzoni.............. 20,000 $32,375         --          --            --           --
Donald Farina(2).............     --      --     16,667       8,333       $18,750       $9,375

--------
(1) Market value of the underlying securities based on the closing price of the Company's Common Stock on December 31, 2000 on the Nasdaq National Market, minus the exercise price.
(2) Mr. Farina's employment with the Company terminated on July 20, 2001.

Compensation Committee Interlocks and Insider Participation

   None.

Certain Transactions

   The Company's policy is that it will not make loans to, or enter into other transactions with, directors, officers or affiliates unless such loans or transactions are (i) approved by a majority of the Company's independent disinterested directors, (ii) may reasonably be expected to benefit the Company, and (iii) will be on terms no less favorable to the Company than could be obtained in arm's length transactions with unaffiliated third parties.

   The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by California law.

                       REPORT OF COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plans and the 1993 Bonus Plan (the "Bonus Plan"). The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

   The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers") should be influenced to a very significant extent by the Company's financial performance. The Committee establishes the salaries of all of the Executive Officers by considering various factors, including the following: (i) the Company's financial performance for the past year, (ii) the opportunity of the Executive to participate in the Company's success through equity ownership and stock options, (iii) the salaries of executive officers in similar positions of comparably-sized companies, and (iv) the critical importance of cost control in the Company's business in light of ongoing competition. In addition to salary, the cash portion of the Company's executive compensation packages includes discretionary bonuses which are paid quarterly based on the Company's operating results. The Committee believes that the Company's executive Officer salaries and cash compensation are currently less than or comparable to the compensation paid to executives at similarly-sized businesses in the industry.

   The Company's Bonus Plan provides that the maximum aggregate bonuses to be paid to any individual Executive Officer in the year will in no event exceed two (2) times the base salary of such Executive Officer. In addition, the aggregate quarterly bonuses which may be paid to all Executive Officers will not exceed 5% of the Company's pre-tax, pre-bonus income for the quarter.

   Acting with the advice of the Committee, the Board of Directors periodically grants options to Executive Officers. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. Options are granted at the current market price on the date of grant.

   The compensation package for the Company's Chief Executive Officer, Bernard
T. Marren, includes three elements: (i) base salary, (ii) performance bonus and
(iii) stock options. The base salary was determined through a comparison of base salaries paid with respect to chief executive officers of other publicly-traded semiconductor companies located in Northern California. The performance bonus element has been established to provide variable bonus compensation to the CEO based on the Company's actual operating results during fiscal 1996 and thereafter, including both sales and net income measurements. The stock option award is intended to provide long-term compensation to the CEO based on the stock performance of the Company. The options vest over a four (4) year period. In general, the Committee believes that the compensation package of the CEO is closely tied to the financial performance of the Company and has a high degree of variability based on such performance.

                                          COMPENSATION COMMITTEE OF THE BOARD
                                            OF DIRECTORS

                                          Kapil Nanda
                                          William Welling

                            AUDIT COMMITTEE REPORT

   Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the company, oversee the independence of the company's independent auditor, and recommend to the Board the selection of the independent auditor responsible for making recommendations to the Board regarding the selection of independent accountants. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

   Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

   In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

  . reviewed and discussed the audited financial statements with the Company's management;

  . discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

  . reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the nonaudit service performed by Ernst & Young LLP are compatible with maintaining their independence;

  . based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission; and

  . instructed the independent auditor that the Committee expects to be advised if there are any subjects that require special attention.

                                          AUDIT COMMITTEE

                                          Stephen Dukker
                                          Kapil Nanda
                                          William Welling

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   Ernst & Young LLP has been the independent accounting firm that audits the financial statements of the Company since its inception. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

   In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young LLP provided various other services during fiscal 2001. The aggregate fees billed for fiscal 2001 for each of the following categories of services are set forth below:

  Audit and review of the Company's fiscal 2001 financial statements $113,000
  Audit-related services............................................ $ 27,000
  All other services................................................ $ 25,821

   Ernst & Young LLP did not provide any services related to financial information systems design and implementation during fiscal 2001.

   "All other services" includes (i) tax planning and the preparation of tax returns of the Company, (ii) acquisitions and due diligence reviews and integration services, and (iii) evaluating the effects of various accounting issues and changes in professional standards.

   The Audit Committee reviews summaries of the services provided by Ernst & Young LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's common stock (December 31, 1993) through the Last Fiscal Year end (December 31, 2000) for OPTi Inc., the CRSP Index for Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the CRSP Index for Nasdaq Electronic Components Stocks (the "Nasdaq Electronic Components Index"). The graph assumes that $100 was invested in the Company's common stock on December 31, 1993 at the initial public offering price and in the Nasdaq Index and the Nasdaq Electronic Components Index on December 31, 1993. Note that historic stock price performance is not necessarily indicative of future stock price performance.

               Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                                   OPTi Inc.

Prepared by the Center for Research in Security Prices
Produced on  / /01 including data to 12/31/00

                       [Performance Graph for OPTi Inc.]

CRSP Total Returns
Index for                         12/1994    12/1995   12/1996   12/1997    12/1998    12/1999
------------------                -------    -------   -------   -------    -------    -------
Opti Inc.                          $100.0     51.6       32.5      43.3       29.4       73.0
Nasdaq Stock Market
  (US Companies)                   $100.0    141.3      173.9     213.1      300.4      557.4
Nasdaq Electronic
  Components Stocks                $100.0    166.5      288.3     302.3      466.9      868.3
SIC 3670-3679 US & Foreign

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your shares of stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                          FOR THE BOARD OF DIRECTORS

                                          Michael Mazzoni
                                          Secretary

Dated October  , 2001

                                                                       Exhibit A

          PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF OPTi, INC.

   This Plan of Liquidation and Dissolution (the "Plan") will effect the complete liquidation and dissolution of OPTi, Inc., a California corporation (the "Company"), in accordance with the California Corporations Code (the "Code") as follows:

   1. Approval of the Plan. The Board of Directors of the Company (the "Board") has adopted this Plan and called a meeting (the "Meeting") of the Company's shareholders (the "Shareholders") to vote on the Plan in accordance with
Section 1900(a) of the Code. If Shareholders holding a majority of the Company's outstanding common stock vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting (the "Adoption Date").

   2. Cessation of Business Activities. After the Adoption Date, the Company shall not engage in any business activities, except to the extent necessary to preserve the value or dispose of its assets, provide for satisfaction of its obligations, adjust and wind up its business and affairs and distribute the proceeds from the disposition of its assets in accordance with this Plan. The Board then in office shall continue in office solely for that purpose. The Board shall dissolve the Company as soon as it deems feasible. The Board shall cause to be executed and filed with the Internal Revenue Service Treasury Department Form 966 ("Form 966") with a certified copy of the Plan and any other required attachments no later than thirty (30) days following the Adoption Date. The Board shall also cause to be executed and timely filed with the appropriate federal or state agencies all other tax returns, certificates, documents, and information returns, including without limitation supplemental Forms 966, Treasury Department Forms 1099 Div. ("Forms 1099") and 1096, required to be filed by reason of the liquidation and dissolution of the Company. The Board shall cause to be timely disseminated to, as appropriate, all or any Shareholders all returns, certificates, documents, and information returns, including without limitation Forms 1099 Div., required by federal or state agencies to be so disseminated by reason of the liquidation and dissolution of the Company.

   3. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the sole discretion of the Board, such employees and consultants as the Board deems necessary or desirable to supervise the dissolution.

   4. Liquidation Process. From and after the Adoption Date, the Company shall complete the following corporate actions:

       (a) Liquidation of Assets. The Company shall determine whether and when to (i) transfer any of the Company's patents, other intellectual property and certain assets to a liquidating trust (established pursuant to Section 7 hereof), and (ii) collect, sell, exchange, distribute or otherwise dispose of all its property and assets in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Shareholders, without any further vote or action by the Shareholders. The Company's assets and properties may be sold in bulk to one buyer or to a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to, but may, in its discretion, obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange, distribution and other disposition, the Company shall collect or make provision for the collection (such as through operation of the liquidating trust established pursuant to Section 7 hereto) of all accounts receivable, debts and claims owing to the Company.

       (b) Payment of Obligations. The Company shall satisfy or, as determined by the Board, make reasonable provision for the satisfaction of, all legally enforceable claims and obligations of the Company, including the payment of any severance, retention and other compensation claims, all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

       (c) Distributions to Shareholders. The Company shall directly distribute pro rata to the Shareholders all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets that are (i) transferred by the Company for the Shareholders' benefit to the Trust, or (ii) retained by the Company as a contingency reserve (as defined below) for paying or making reasonable provision for the claims and obligations of the Company. Distributions to or for the benefit of the Shareholders may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board in its absolute discretion may determine. If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in this Plan.

   5. Cancellation of Stock. The distributions to the Shareholders pursuant to Sections 4, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution, including but not limited to the final distribution, to the Shareholders, the Board or the Trustees, in their absolute discretion, may require the Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or Trustees. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date on which the Company files its Certificate of Dissolution in the Office of the Secretary of State of the State of California as set forth in Sections 1901 and 1905 of the Code, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

   6. Abandoned Property. If any distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Shareholder is entitled shall be separately reserved for distribution to such Shareholder. Such separate reserve shall be maintained until the earlier of such time as (i) the factor(s) preventing the distribution have been resolved to the satisfaction of the Company and the distribution is made; or (ii) the distribution may be disposed of as "abandoned property" pursuant to the California Code of Civil Procedure section 1500 et seq. (the "Civil Code"). If any such distributions cannot be so disposed of prior to the filing of the Certificate of Dissolution pursuant to
Section 9 hereto, the Board shall provide for the maintenance of such separate reserve until such time as it may be disposed of pursuant to the Civil Code. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

   7. Liquidating Trust. In furtherance of the liquidation and distribution of the Company's assets to the Shareholders, the Company shall transfer to one or more liquidating trustees, for the benefit of the Shareholders (the "Trustees"), under a Liquidating Trust (the "Trust"), all of the Company's patents, other intellectual property and other assets as set forth in a liquidating trust agreement between the Trustees and the Company. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustees for the benefit of the Shareholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Shareholders for the purposes of Section 4 of this Plan. Any such conveyance to the Trustees shall be in trust for the Shareholders of the Company. The Company, subject to this Section, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of any such appointment, any such liquidating trust agreement, and any transfer of assets by the Company to the Trust as their act and as a part hereto as if herein written.

   8. Liquidation Period. The actions provided for in this Plan shall be commenced as soon as practicable after the Adoption Date, and the transfer of assets to the Trust shall be completed as soon as practicable in a manner consistent with the orderly liquidation and distribution of the Company's assets.

   9. Certificate of Dissolution. After the Adoption Date, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the California tax authorities and, upon obtaining such certificates, the Company shall file Certificates of Election to Wind Up and Dissolve and Certificate of Dissolution pursuant to Sections 1900 et seq. of the Corporations Code of the State of California with the Secretary of the State of the State of California and make such other filings and undertake such additional steps as are deemed necessary or convenient to achieve the dissolution of the Company.

   10. Shareholder Consent to Sale of Assets. Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of the sale, exchange, distribution or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange, distribution or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

   11. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

   12. Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of the payment of any such compensation.

   13. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Articles of Incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder.

   14. Amendment or Termination of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board may modify, amend or terminate this Plan and the transactions contemplated hereby without further action by the Shareholders to the extent permitted by the Code.

   15. Authorization. The Board of the Company is hereby authorized, without further action by the Shareholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                         Adopted by the Board of Directors on September 7, 2001.

================================================================================

                                      PROXY

                                    OPTi Inc.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned shareholder of OPTi Inc. (the "Company"), hereby appoints Bernard T. Marren and Michael Mazzoni and each of them, with power of substitution to each true and lawful attorneys, agents, and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of common stock of the Company to be held of record by the undersigned on October 8, 2001 at the 2001 Annual Meeting of Shareholders of the Company to be held on November 12, 2001 at 9:00 a.m., local time, at 660 Alder Drive, Milpitas, CA 95305 and any adjournments or postponement thereof.

     --------------                                               --------------
     SEE REVERSE             CONTINUED AND TO BE SIGNED           SEE REVERSE
     SIDE                            ON REVERSE SIDE              SIDE
     --------------                                               --------------

     [x]  Please mark votes as in this example


     The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1, 2 and 3. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October __, 2001.

PROPOSAL 1--Approval and adoption of the Liquidation Plan and Dissolution of OPTi, including the establishment of the OPTi Inc. Liquidating Trust and the appointment of Stephen Dukker, Kapil Nanda and William Welling as its trustees.

     [ ]  FOR PROPOSAL 1    [ ] AGAINST PROPOSAL 1   [ ] ABSTAIN ON PROPOSAL 1

Our Board of Directors unanimously recommends a vote for the approval of Proposal 1.

PROPOSAL 2--Election of Directors

     [ ] FOR all nominees listed below

     [ ] WITHHOLD authority to vote for all nominees listed below

     To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

     Bernard T. Marren
     Stephen A. Dukker
     Kapil K. Nanda
     William H. Welling

Our Board of Directors unanimously recommends a vote for each of the nominees
                                                     ---
named above.

PROPOSAL 3--Ratification of the appointment of Ernst & Young LLP as OPTi's independent accountants for the year ending December 31, 2001.

     [ ] FOR PROPOSAL 3     [ ] AGAINST PROPOSAL 3    [ ] ABSTAIN ON PROPOSAL 3

Our Board of Directors unanimously recommends a vote for the approval of
                                                     ---
Proposal 3.

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

                  PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

     ===========================================================================

\ THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE APPROVAL AND ADOPTION OF THE LIQUIDATION PLAN AND DISSOLUTION OF OPTi; (2) FOR THE RE-ELECTION OF 4 DIRECTORS; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS OF OPTi FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     ===========================================================================
                                                      Date:
     Signature

     ===========================================================================

                                                      Date:
     Signature

     (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

     ===========================================================================